UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2018

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in the press release of Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”), issued on October 19, 2018, Robert V. LaPenta, Sr., Revolution’s Chairman and CEO, has funded and has informed the Company that he intends to continue to fund the Company through continued periodic loans to the extent consistent with what he believes to be the best interests of the Company and its stockholders. In October 2018, Mr. LaPenta provided a total of $9.5 million in funding (the “October Funding”), consisting of the $2.0 million in funding disclosed in the Company’s press release issued on October 19, 2018 and further advances of $2.5 million and $5.0 million made on October 25, 2018 and October 31, 2018, respectively.

On November 10, 2018, the Audit Committee of Revolution’s Board of Directors ratified and approved the terms on which the October Funding was provided. The funding and the approved terms have been memorialized in a promissory note, entered into by Revolution and Mr. LaPenta, dated as of November 12, 2018 (the “Note”).

Subject to specified exceptions, amounts outstanding under the Note bear interest from the date of advance at a rate per annum equal to one-month LIBOR plus 3.75%, calculated on the basis of a 360-day year and the actual number of days elapsed. The principal and interest are payable upon maturity. The Note matures on July 20, 2020. If Mr. LaPenta makes additional short-term advances to the Company that are not repaid within 90 days, the Note may be amended in Revolution’s discretion to include the amount of any such advances.

The Note contains customary events of default, including nonpayment of principal or interest when due; assignment without consent of the lender; or the occurrence of certain bankruptcy, insolvency or liquidation-related events. Upon the occurrence of an event of default, any outstanding amounts under the Note may be accelerated; provided, however, that upon the occurrence of certain bankruptcy, insolvency or liquidation-related events of default, all amounts payable under the Note will automatically become immediately due and payable. The Note does not contain financial or restrictive covenants.

Revolution is working with its existing bank lender to restructure its debt, which as of November 12, 2018 consisted of $65.0 million of aggregate principal and interest outstanding under notes from Mr. LaPenta, and Mr. LaPenta’s affiliates, RVL 1 LLC and Aston Capital, LLC, and under Revolution’s bank line of credit and other debt, and to obtain covenant waivers or a forbearance agreement under the bank line of credit. Although the Company believes that an advantageous restructuring can be completed in the near term, there can be no assurance that all parties will be able to agree on all terms necessary to close the contemplated restructuring.

Revolution believes that the $9.5 million Mr. LaPenta recently loaned to the Company, together with an expected $2.5 million of additional loans that Mr. LaPenta intends to provide, are likely to be sufficient for the Company’s liquidity needs to fund operations in the ordinary course, including the anticipated costs necessary to fund the previously announced investigation of the Company by the Securities and Exchange Commission (the “SEC”) and

the review being conducted by the Company’s Audit Committee, through the end of 2018. Additional funding may be necessary before the end of 2018 based on unforeseen circumstances and the Company expects that it will need additional funding to continue its operations beyond the end of 2018, with the extent of additional funds required dependent on the Company’s results of operations in the fourth quarter of 2018 and future periods and the amount of time and expense necessary to complete the previously announced SEC investigation of the Company, the review being conducted by the Company’s Audit Committee and any other related costs.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, which is attached to this Form 8-K as Exhibit 99.1.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the possibility of Revolution restructuring its existing bank debt or obtaining covenant waivers or a forbearance agreement from its existing bank lender, the sufficiency of the Company’s current and expected capital resources to fund its operations through the end of 2018 and beyond, and the extent to which loans from Mr. LaPenta will be made in the future, involve risks and uncertainties that may cause actual results to differ materially from those stated here as a result of various factors, including the ability to reach agreement among all parties as to the debt restructuring, covenant waivers or forbearance agreement, Mr. LaPenta’s continued willingness to provide the Company with funding, the Company’s actual cash flow from operations, the occurrence of unusual or unexpected events or circumstances and the other risk factors set forth in the Company’s periodic filings with the SEC. Forward-looking statements reflect the opinions of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 relating to the Note is incorporated by reference in its entirety in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Promissory Note, dated as of November 12, 2018, between Revolution and Robert V. LaPenta, Sr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
James A. DePalma Chief Financial Officer